UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
November 12, 2021
(Date of Earliest Event Reported)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370
(Address of principal executive offices, including zip code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(781)-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated April 22, 2021 (the “Merger Agreement”), by and among Independent Bank Corp. (“Independent”), Rockland Trust Company (“Rockland Trust”), Bradford Merger Sub Inc. (“Merger Sub”), Meridian Bancorp, Inc. (“Meridian”) and East Boston Savings Bank (“East Boston”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub merged with and into Meridian, with Meridian continuing as the surviving entity (the “Merger” and the effective time of the Merger, the “Effective Time”), (ii) immediately after the Merger, Meridian merged with and into Independent, with Independent continuing as the surviving entity (the “Holdco Merger”) and (iii) immediately following the HoldCo Merger, East Boston merged with and into Rockland Trust, with Rockland Trust continuing as the surviving entity (the “Bank Merger” and, together with the Merger and the Holdco Merger, the “Transaction”).

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 12, 2021, the Transaction was consummated. Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of Meridian outstanding immediately prior to the Effective Time, other than certain shares held by Independent or Meridian, was converted into the right to receive 0.275 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Independent (“Independent Common Stock”). Cash will be paid in lieu of fractional shares of Independent Common Stock (the Exchange Ratio and any cash in lieu of fractional shares collectively, the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of Meridian Common Stock became fully vested (to the extent unvested) and was canceled in exchange for an amount of cash equal to the excess of the per share cash equivalent of the Merger Consideration (calculated in accordance with the Merger Agreement) over the exercise price per share of the applicable option. Additionally, pursuant to the Merger Agreement, at the Effective Time, each award of restricted shares of Meridian Common Stock became fully vested and was converted into the right to receive the Merger Consideration.

As a result of Merger, Meridian shareholders will receive an aggregate of approximately 14.3 million shares of Independent common stock.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Independent’s Current Report on Form 8-K filed on April 26, 2021, the terms of which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On November 12, 2021, Independent issued a press release announcing that the transactions contemplated by the Merger Agreement were consummated, effective as of the evening of November 12,

2021. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing information in this Item 7.01, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of Independent’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
a.	Financial Statements of Business Acquired
Historical financial statements of Meridian Bancorp, Inc. will be filed by amendment to this Current Report on From 8-K (this "Report") no later than 71 days following the date that this Report is required to be filed.

b.	Pro Forma Financial Information
Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

d.	Exhibits
The following exhibit are included with this Report:

Exhibit Index

Exhibit #	Exhibit Description
2.1
Agreement and Plan of Merger by and among Independent Bank Corp., Bradford Merger Sub Inc., Rockland Trust Company, Meridian Bancorp, Inc. and East Boston Saving Bank, is incorporated by reference to Exhibit 2.1 to Form 8-K filed on April 26, 2021.

99.1	Press Release, dated November 12, 2021.
101	The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
104	Cover page interactive data file (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	November 15, 2021	By:	/s/Patricia M. Natale
PATRICIA M. NATALE
DEPUTY GENERAL COUNSEL